UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2022

HEALTHCARE TRUST OF AMERICA, INC.
HEALTHCARE TRUST OF AMERICA HOLDINGS, LP
(Exact name of registrant as specified in its charter)

Maryland(Healthcare Trust of America, Inc.)	001-35568	20-4738467

Delaware(Healthcare Trust of America Holdings, LP)	333-190916	20-4738347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona 85254	(480) 998-3478
(Address of Principal Executive Office and Zip Code)	(Registrant’s telephone number, including area code)
www.htareit.com
(Internet address)
N/A
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	HTA	New York Stock Exchange
Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter):

Healthcare Trust of America, Inc.	☐ Emerging growth company

Healthcare Trust of America Holdings, LP	☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Healthcare Trust of America, Inc.	☐

Healthcare Trust of America Holdings, LP	☐

Item 1.01	Entry into a Material Definitive Agreement
On May 13, 2022, Healthcare Trust of America Holdings, LP (the “Company OP”) and Healthcare Trust of America, Inc. (the “Company”) as parent (collectively “HTA”) entered into a new $1.125 billion term loan agreement (the “Term Loan Agreement”) among the Company OP, the Company, the lenders signatory thereto and J.P. Morgan Chase Bank, N.A., as administrative agent, pursuant to which the lenders committed to fund a term loan facility in an aggregate principal amount not to exceed $1.125 billion (the “Term Loan Facility”) in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger dated as of February, 28, 2022, by and among HTA, Healthcare Realty Trust Incorporated, a Maryland corporation, and HR Acquisition 2, LLC, a Maryland limited liability company (the “Merger Agreement”). As of the date of the filing of this Current Report, the Term Loan Facility is unfunded.
The Term Loan Facility is scheduled to mature on May 13, 2023 (the “Initial Term Loan Maturity Date”). HTA has the right to extend the maturity date of the Term Loan Facility to May 13, 2024 (the “Final Maturity Date”), subject to the satisfaction of certain customary terms set forth in the Term Loan Agreement. HTA must repay the aggregate outstanding principal amount of the Term Loan Facility, together with all accrued but unpaid interest, fees and other obligations owing under the Term Loan Agreement, on the Initial Term Loan Maturity Date or, if applicable, the Final Maturity Date. In addition, in connection with certain capital raising transactions, asset sales and debt incurrences, HTA is required to prepay the Term Loan Facility with all or a portion of the proceeds received by HTA from such events. The Term Loan Facility may be prepaid at any time in whole or in part without fees or penalty.
HTA’s obligations under the Term Loan Agreement are unsecured. As of the date of the filing of this Current Report, neither the Company nor any subsidiaries of HTA are guarantors under the Term Loan Agreement.
Borrowings under the Term Loan Facility will bear interest at either the “Base Rate” or the “Adjusted Term SOFR Rate” as HTA may request.
(i) The “Base Rate” is equal to the greatest of the prime rate, a rate based on the Federal Reserve Bank of New York’s federal funds rate plus
1
⁄
2
of 1%, and a rate based on the Federal Reserve Bank of New York’s secured overnight term loan financing rate plus 1%, plus in any case a variable interest rate margin determined by HTA’s corporate debt ratings. The additional interest rate margin ranges from 0.00% to 0.600% per annum in the case of loans (or any portion thereof) that bears interest based on the “Base Rate”.
(ii) The “Adjusted Term SOFR Rate” is equal to a rate based on the Federal Reserve Bank of New York’s secured overnight term loan financing rate plus 0.10%, plus a variable interest rate margin determined by HTA’s corporate debt ratings. The additional interest rate margin ranges from 0.800% to 1.600% per annum in the case of loans (or any portion thereof) that bears interest based on the “Adjusted Term SOFR Rate”.
HTA is also required to pay other customary fees and costs in connection with the Term Loan Facility.
The Term Loan Agreement includes certain financial covenants, including a maximum consolidated leverage ratio, a maximum consolidated secured leverage ratio, a maximum consolidated unencumbered leverage ratio, a minimum consolidated fixed charge coverage ratio and a minimum consolidated unsecured coverage ratio.
The Term Loan Agreement contains representations and warranties, affirmative covenants and negative covenants that are usual and customary for credit agreements of this type.
The following events are considered events of default under the Term Loan Agreement, among other events:

•
the Company OP’s failure to pay principal, interest or other amounts required to be paid under the Term Loan Agreement when due (subject, in the case of certain payments, to a customary grace or cure period);

•
the failure by HTA or any subsidiary guarantor to observe or perform any covenant or agreement contained in the Term Loan Agreement or any related credit document (subject, in the case of certain covenants and agreements, to a customary grace or cure period);

•	certain events of bankruptcy, insolvency or reorganization with respect to HTA or any of its material subsidiaries;

•	a breach of any representations, warranties, certifications or statements made or deemed made by HTA or any subsidiary guarantor;

•	cross-default and cross-acceleration to other material indebtedness of HTA or any of its material subsidiaries;

•	any change of control of the Company (excluding the merger contemplated in the Merger Agreement from the change of control trigger); or

•	the failure to consummate the transactions contemplated by the Merger Agreement within two business days after funding the Term Loan Facility.
If an event of default described above occurs and is continuing, then the administrative agent will (i) if requested by the lenders having more than 50% of the aggregate commitments plus outstanding principal amount of the loans (“Required Lenders”), terminate the lending commitments, (ii) if requested by the Required Lenders, declare the principal amount plus interest, fees, and other obligations then outstanding due and immediately payable and (iii) take such other actions as are directed by the Required Lenders.
In connection with the effectiveness of the Term Loan Agreement, HTA terminated the commitments with respect to the $1.7 billion bridge financing facility with JP Morgan Chase Bank, N.A. contemplated under the Merger Agreement. The Term Loan Facility backstops the special distribution payout to holders of shares of common stock of the Company in the amount of $4.82 per share, if needed, depending on the timing of the asset sales and joint ventures.
The above descriptions do not purport to be a complete statement of the parties’ rights and obligations under the Term Loan Agreement.
The Term Loan Agreement is filed as Exhibit 10.1 to this Form
8-K.
This description of the terms of the Term Loan Agreement is qualified in its entirety by reference to such exhibit.
Certain of the lenders under the Term Loan Agreement and their respective affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company OP, Company or its affiliates, including the provision of investment banking, investment management, commercial banking and cash management services, foreign exchange hedging, and equipment financing and leasing services, for which such lenders have received customary fees and expenses.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Term Loan Agreement, dated as of May 13, 2022, among Healthcare Trust of America Holdings, LP, Healthcare Trust of America, Inc., the lenders named therein and J.P. Morgan Chase Bank, N.A., as administrative agent for such lenders.

104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

Date: May 16, 2022	By:	/s/ Peter N. Foss
	Name:	Peter N. Foss
	Title:	Interim President and Chief Executive Officer

Healthcare Trust of America Holdings, LP

	By:	Healthcare Trust of America, Inc.,
its General Partner

Date: May 16, 2022	By:	/s/ Peter N. Foss
	Name:	Peter N. Foss
	Title:	Interim President and Chief Executive Officer